SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(A) of the

Securities Exchange Act of 1934 (Amendment No. ______)

Filed by the Registrant [  X  ]

Filed by a Party other than the Registrant [       ]

Check the appropriate box:

[ X ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission only (as determined by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
ENERGY CONVERSION DEVICES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1)and 0-11.

(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.
[ ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

ENERGY CONVERSION DEVICES, INC.

2956 Waterview Drive

Rochester Hills, Michigan 48309

October 12, 2006

Dear Stockholder:

You are cordially invited to attend our 2006 Annual Meeting of Stockholders, which will be held at 10:00 a.m. Eastern Time on Tuesday, November 14, 2006, at the Michigan State University Management Education Center, 811 West Square Lake Road, Troy, Michigan. A map is on the back cover of this proxy statement. We look forward to your attendance either in person or by proxy. If you plan to attend the meeting, we would appreciate your calling Investor Relations at (248) 293-0440 or sending us an e-mail at investor.relations@ovonic.com.

Details of the business to be conducted at this meeting are given in the attached Notice of Meeting of Stockholders and Proxy Statement.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet or by signing, dating and returning the enclosed proxy in the accompanying reply envelope. If you decide to attend the annual meeting, you will be able to vote in person even if you have previously submitted your proxy.

We look forward to seeing you at the meeting.

Sincerely,

Robert C. Stempel
Chairman of the Board and Chief Executive Officer

ENERGY CONVERSION DEVICES, INC.

NOTICE OF MEETING OF STOCKHOLDERS

Rochester Hills, Michigan
October 12, 2006

To the Stockholders of

ENERGY CONVERSION DEVICES, INC.:

NOTICE is hereby given that the Annual Meeting of Stockholders (the "Meeting") of ENERGY CONVERSION DEVICES, INC. will be held at 10:00 a.m. (Eastern Time) on Tuesday, November 14, 2006, at the Michigan State University Management Education Center, 811 West Square Lake Road, Troy, Michigan. The purpose of the Meeting is to:

1.	Elect eight directors to hold office until our next Annual Meeting of Stockholders.
2.	Ratify the appointment of Grant Thornton LLP as independent registered public accounting firm for the fiscal year ending June 30, 2007.
3.	Approve the Company’s 2006 Stock Incentive Plan.
4.	Approve an amendment to the Company’s Restated Certificate of Incorporation.

Stockholders of record at the close of business on September 29, 2006 will be entitled to vote at the Meeting. A list of stockholders entitled to vote at the Meeting will be available for inspection at our offices. Whether or not you plan to attend the Meeting in person, please promptly vote your shares by telephone, via the Internet or by signing, dating and returning the enclosed proxy in the accompanying reply envelope.

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting. Most stockholders have three options for submitting their vote: (1) via the Internet, (2) by phone or (3) by mail. If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves your company postage and processing costs.

By Order of the Board of Directors
Ghazaleh Koefod Corporate Secretary

TABLE OF CONTENT

ENERGY CONVERSION DEVICES, INC.

2006 PROXY STATEMENT

i

Energy Conversion Devices, Inc.

2956 Waterview Drive

Rochester Hills, MI 48309

PROXY STATEMENT

The Company's Board of Directors (the "Board") solicits your proxy for the Annual Meeting of Stockholders to be held at 10:00 a.m. Eastern Time on Tuesday, November 14, 2006, at the Michigan State University Management Education Center, 811 West Square Lake Road, Troy, Michigan, and any postponement or adjournment of the meeting, for the purposes set forth in the accompanying Notice of Meeting of Stockholders (the "Notice").

This proxy statement and accompanying proxy were first mailed to stockholders on or about October 12, 2006.

Purpose of the Meeting. The specific proposals to be considered and acted upon at the Meeting are summarized in the Notice and are described in more detail in this proxy statement.

Voting Rights of Stockholders. Holders of record of ECD's Common Stock at the close of business on September 29, 2006, are entitled to vote at the Meeting. As of September 29, 2006, there were outstanding and entitled to vote 39,091,155 shares of ECD's Common Stock, $.01 par value ("Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting.

Record Date. Stockholders of record as of the close of business on September 29, 2006, will be entitled to vote at the Meeting.

Quorum. The required quorum for the transaction of business at the Meeting is a majority of the votes eligible to be cast by holders of record of the Common Stock as of the close of business on the record date. If a stockholder withholds his or her vote for the election of directors or abstains from voting on the other proposals to be considered at the Meeting, the shares owned by such stockholder will be considered to be present at the Meeting for purposes of establishing the presence or absence of a quorum for the transaction of business. If a broker indicates on the form of proxy that he or she does not have discretionary authority as to certain shares to vote on any proposal, those shares will also be considered to be present at the Meeting for purposes of establishing the presence or the absence of a quorum for the transaction of business.

Required Vote. The affirmative vote of a plurality of the votes cast at the Meeting will be required to elect the directors of the Company. Because directors are elected by a plurality vote, abstentions and withheld votes have no impact in the election of directors once a quorum is established.

The affirmative vote of a majority of the votes cast at the Meeting will be required to approve the proposal with respect to the appointment of the Company's independent registered accounting firm and the 2006 Stock Incentive Plan. Abstentions will be considered as votes cast with respect to such proposal and will have the same effect as a vote against the proposal.

The affirmative vote of a majority of the outstanding Common Stock will be required to approve the proposal to amend the Company’s Certificate of Incorporation to increase its authorized shares. Because of this requirement, abstentions and broker non-votes on such proposal will have the same effect as a vote against the proposal.

Voting of Proxies. All shares represented by signed proxies received at or prior to the Meeting from stockholders of record as of the close of business on September 29, 2006 will be voted at the Meeting. Unless a stockholder specifies otherwise, all proxies will be voted FOR each of the proposals set forth in the accompanying Notice of Meeting of Stockholders.

How you can vote. If you return your signed proxy, or vote by telephone or the Internet, before the Meeting, we will vote your shares as you direct.

If a proxy is executed and returned but no instructions are given the shares will be voted according to the recommendations of the Board of Directors. The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

If your shares are registered directly in your name, you may vote:

Over the Internet. Go to the website of our tabulator, Computershare, at http://www.eproxyvote.com/ener and follow the instructions you will find there. You must specify how you want your shares voted or your Internet vote cannot be completed and you will receive an error message. Your shares will be voted according to your instructions.

By telephone. If you have a touch-tone phone, call 1-877-PRX-VOTE (1-877-779-8683) toll free from the U.S. and Canada and follow the instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

By Mail. Complete and sign the enclosed proxy and mail it in the enclosed postage prepaid envelope to Computershare. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

In Person at the Meeting. If you choose to vote in person at the meeting, please bring the enclosed proxy card or proof of identification and your holding of ECD common stock as of the Record Date.

If your shares are held in "street name" (held for your account by a broker or other nominee) you may vote:

Over the Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet or by telephone.

By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

In Person at the Meeting. Contact the broker or other nominee who holds your shares to obtain a broker's proxy card and bring it with you to the meeting. A broker's proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in street name at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

Revocation of Proxies. You may revoke your proxy and change your vote at any time before the Meeting. To do this, you must do one of the following:

1.	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.
2.	Sign a new proxy and submit it as instructed above.
3.	Attend the meeting and vote in person. Attending the meeting will not revoke your proxy unless your shares are registered in your name and you specifically request it.

ITEM NO. 1

ELECTION OF DIRECTORS

Upon recommendation of the Corporate Governance and Nominating Committee, the Board has nominated for election at the meeting a slate of eight nominees, all of whom are currently serving on the Board.

The directors are to be elected to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. In the unanticipated event that any nominee for director should become unavailable, it is intended that all proxies will be voted for such substitute nominee as may be designated by the Board of Directors. The affirmative vote of a plurality of the votes cast at the Meeting will be required to elect the directors.

Information concerning the nominees for election as directors, including the year each nominee first became a director, is set forth on the following pages.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" ALL EIGHT NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.

Name	Director of the Company Since	Office	Principal Occupation and Business Experience
Robert I. Frey	2004	Director

Mr. Frey, 63, is an assistant professor of global management and business ethics and serves as the director of the Business Ethics Center at Seidman School of Business, Grand Valley State University, in Grand Rapids, Michigan. He joined Herman Miller, Inc. in 1996, where he was an executive vice president and member of the executive committee and president of Herman Miller International, accountable for international strategic planning, manufacturing, sales and marketing until his retirement in 2002.

William J. Ketelhut	2004	Director

Mr. Ketelhut, 54, was, from 2001-2002, president of Control Products at Honeywell International, a global company with 15 major lines of businesses including semiconductors, consumer products and sensors products. From 1994-2001, he served as president of several business units of Invensys plc, a global automation, controls and process solutions group. He was president and chief executive officer at GE/Micro Switch Control Inc. (a joint venture between GE and Honeywell Microswitch Division) from 1992-1994.

Florence I. Metz	1995	Director

Dr. Metz, 77, until her retirement in 1996, held various executive positions with Inland Steel: General Manager, New Ventures, Inland Steel Company (1989-1991); General Manager, New Ventures, Inland Steel Industries (1991-1992) and Advanced Graphite Technologies (1992-1993); Program Manager for Business and Strategic Planning at Inland Steel (1993-1996). Dr. Metz also serves on the Board of Directors of Ovonic Battery.

Stanford R. Ovshinsky	1960	President, Chief Scientist and Technologist and Director

Mr. Ovshinsky, 83, the founder, President and Chief Scientist and Technologist of ECD, has been an executive officer and director of ECD since its inception in 1960. Mr. Ovshinsky is the principal inventor of ECD's technologies. He is also the chairman and director of Ovonyx and a member of the Management Committee of Cobasys.

Pasquale Pistorio	2006	Director

Mr. Pistorio, 70, retired in March 2005 after 18 years as the chief executive officer of STMicroelectronics, one of Europe’s leading companies and was named Honorary Chairman. In May 2004, he was named as Vice President for Research and Innovation of Confindustria, the confederation of Italian industrialists.

Stephen Rabinowitz	2004	Director

Mr. Rabinowitz, 63, was chairman and chief executive officer of General Cable, Inc., a leader in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the communications, energy and specialty markets, from 1994-2001. Mr. Rabinowitz serves on the Board of Directors of JLG Industries and is a member of its Audit Committee, as well as Chairman of JLG Industries' Finance Committee. He is a member of the Board of Directors of Columbus McKinnon Corp. and serves on its Audit and Compensation Committees.

George A. Schreiber, Jr.	2006	Director

Mr. Schreiber, 58, is the President and CEO of SEMCO Energy, a natural gas distribution company serving markets in Michigan and Alaska. From September 1999 to March 2004, he was the Chairman, Global Energy Group, at Credit Suisse First Boston, New York.

Robert C. Stempel	1995	Chairman of the Board, Chief Executive Officer and Director

Mr. Stempel, 73, is Chairman of the Board and Chief Executive Officer of ECD. He is also the vice chairman and director of Ovonyx, Inc. and a member of the Management Committee of Cobasys LLC. From 1990 until his retirement in 1992, he was the chairman and chief executive officer of General Motors Corporation.

BOARD MEETINGS AND COMMITTEES

During the fiscal year ended June 30, 2006, the Board of Directors held 11 meetings. Each director attended at least 75% of the meetings of the Board and the committees on which he or she served as a member. Although, we do not have a formal policy that requires the attendance of our directors at our annual meeting of stockholders, our directors are encouraged to attend.

The Board of Directors has four committees: Audit Committee, Corporate Governance and Nominating Committee, Compensation Committee, and Finance Committee. The members of the Committees and their Chairs are selected by the Corporate Governance and Nominating Committee and then appointed by the Board annually. Each of the committees has authority to engage legal counsel or other experts or consultants as it deems appropriate to carry out its responsibilities. The Board of Directors has determined that each member of each committee meets the applicable laws and regulations regarding “independence” and that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment.

Audit Committee. The Audit Committee consists of Mr. William J. Ketelhut (Chairman), Dr. Florence I. Metz and Mr. Stephen Rabinowitz, all of whom are independent outside directors, and met six times during fiscal year 2006. The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of the accounting, auditing, and reporting practices of the Company. The Audit Committee’s role includes discussing with management the Company’s processes to manage business and financial risk, and for compliance with significant applicable legal, ethical, and regulatory requirements. The Audit Committee is responsible for the appointment, replacement, compensation, and oversight of the independent registered public accounting firm engaged to prepare or issue audit reports on the finan cial statements of ECD. The Audit Committee relies on the expertise and knowledge of management and the independent registered public accounting firm in carrying out its oversight responsibilities. The specific responsibilities in carrying out the Audit Committee’s oversight role are delineated in the Audit Committee Charter, which is available on our website at www.ovonic.com. The Board of Directors has determined Mr. Ketelhut, Chairman of the Audit Committee, is an Audit Committee financial expert and is independent of the Company as defined in the relevant securities law. This determination is based on a qualitative assessment of Mr. Ketelhut's level of knowledge based on a number of factors, including his formal education and other relevant experience.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee consists of Mr. Robert I. Frey (Chairman) and Dr. Metz, both independent outside directors, and met five times during fiscal 2006. Neither of the Corporate Governance and Nominating Committee members is or was during the last fiscal year an officer or employee of ECD or any of its subsidiaries, or had any business relationship with ECD or any of its subsidiaries.

The Corporate Governance and Nominating Committee is responsible for (1) identifying individuals qualified to become Board members; (2) recommending to the Board director nominees for election or reelection at each annual meeting of stockholders; and (3) developing and implementing the Company's corporate governance principles. The specific responsibilities and functions of the Corporate Governance and Nominating Committee are delineated in the Corporate Governance and Nominating Committee charter, which is on ECD's website at www.ovonic.com.

Compensation Committee. The Compensation Committee consists of Dr. Florence I. Metz (Chairwoman) and Mr. Robert I. Frey, both of whom are independent outside directors, and met six times during fiscal year 2006. The Compensation Committee establishes compensation policies which govern both the annual compensation of and grants of stock options to the senior executive officers of the Company and its wholly and/or majority owned subsidiaries and the Company’s directors. The specific responsibilities and functions of the Compensation Committee are delineated in the Compensation Committee charter, which is available on ECD's website at www.ovonic.com.

Finance Committee. The Finance Committee consists of Mr. Stephen Rabinowitz (Chairman) and Mr. Robert I. Frey, both of whom are independent outside directors, and Mr. Robert C. Stempel. The Finance Committee met three times during fiscal year 2006. The Finance Committee reviews and recommends matters related to ECD's capital structure, including new business opportunities, the issuance of debt and equity securities and joint venture/partnership opportunities. The specific responsibilities and functions of the Finance Committee are delineated in the Finance Committee charter, which is available on ECD’s website at www.ovonic.com.

Board Independence. The Board of Directors has determined affirmatively that if the nominees for director are elected at the Meeting, a majority of the members of the Board will meet the standards for independence set forth in applicable rules of the Nasdaq Stock Market, Inc.

Executive Sessions. The independent directors meet regularly scheduled executive sessions without management present. The independent directors of the Board met in executive sessions four times in fiscal 2006.

Nominating Directors. The Corporate Governance and Nominating Committee identifies nominees for directors from various sources, including third-party consultants, to assist in identifying and evaluating potential nominees. The Committee has specified the following minimum qualifications that it believes must be met by a nominee for a position on the Board:

•	have the highest personal and professional ethics and integrity and whose values are compatible with the Company’s values;
•	have had experiences and achievements that have given them the ability to exercise good business judgment;
•	can make significant contributions to the Company’s success;
•	have the ability to provide wise, informed and thoughtful counsel to top management on a range of issues;
•	are willing to devote the necessary time to the work of the Board and its committees;
•

understand and meet their responsibilities to the Company’s stockholders including the duty of care (making informed decisions) and the duty of loyalty (maintaining confidentiality and avoiding conflicts of interest); and

•	have backgrounds that provide a portfolio of experience and knowledge commensurate with the Company’s needs.

The Committee will consider persons recommended by the stockholders in the same manner as a Committee-recommended nominee. Notice of proposed stockholder nominations for director must be delivered to the Secretary of the Company not less than 120 days prior to any meeting at which directors are to be elected. Nominations must include (i) as to each nominee, all information required to be disclosed in solicitation of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, (ii) the name and address of the stockholder giving the notice, (iii) a representation that the stockholder is a holder of the Company’s Common Stock and intends to appear at the meeting to make the nomination, (iv) a description of all arrangements or understandings among the stockholder and the nominee; and (v) the written consent of each nominee to s erve as a director if so elected.

Code of Ethics. We have adopted a code of ethics that applies to our chief executive officer, chief financial officer, all of our employees and directors. A copy of our code of ethics, entitled “Code of Business Conduct and Ethics,” can be found on our website at www.ovonic.com.

Communicating with Directors. Stockholders may contact any of our directors or our Board as a group by writing to them c/o the Corporate Secretary, Energy Conversion Devices, Inc., 2956 Waterview Drive, Rochester Hills, MI 48309. All communications will be received, processed and forwarded to the directors by the Corporate Secretary. You will receive a written acknowledgement from the Corporate Secretary upon receipt of your communication if you include a return address.

COMPENSATION OF DIRECTORS

Directors who are employees of ECD do not receive additional compensation for their services as a director. The nonemployee directors of the Company are issued approximately $15,000 per year in ECD Common Stock based on the closing price of the Common Stock on the day they are elected a director by the stockholders and are paid $1,500 for attendance at each Board meeting. Members of the Audit Committee are paid $2,500 for attendance at each Audit Committee meeting and the Audit Committee Chair receives an annual retainer of $7,500. Members of the Finance Committee are paid $2,000 for attendance at each Finance Committee meeting and the Finance Committee Chair receives an annual retainer of $5,000. Members of the Corporate Governance and Nominating Committee receive $1,500 for attendance at each Corporate Governance and Nominating Committee meeting; the Committee Chair is paid an annual retainer of $5,000. Members of the Compensation Committee receive $1,500 for attendance at each Compensation Committee meeting; the Committee Chair is paid an annual retainer of $5,000. Nonemployee directors are eligible to receive stock options under the Company's stock option plans.

The Committee Chair annual retainer is paid in stock based on the closing price of the Common Stock on the day he or she is appointed.

Nonemployee directors are compensated for teleconference meetings lasting beyond one hour. They are also reimbursed for all expenses incurred for the purpose of attending board and committee meetings, including airfare, mileage, parking, transportation and hotel.

AUDIT COMMITTEE REPORT

The following report of the Audit Committee should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

The Audit Committee is comprised of three directors, all of whom are independent directors as defined under applicable rules of the Securities and Exchange Commission (SEC) and Nasdaq Stock Market, Inc.

The Audit Committee oversees the integrity of the Company's financial statements on behalf of the Board of Directors; the adequacy of the Company's systems of internal controls; the Company's compliance with legal and regulatory requirements; the qualifications and independence of the Company's independent registered public accounting firms; and the performance of the Company's independent registered public accounting firms, and of the Company's internal audit function. The public accounting firm of Crowe Chizek and Company LLC has been retained to perform the Company's internal audit function.

In fulfilling its oversight responsibilities, the Audit Committee has direct responsibility, among other things, for:

•	confirming the independence of the Company's independent registered public accounting firms;
•	the appointment, compensation and retention of the Company's independent registered public accounting firms;
•	reviewing the scope of the audit services to be provided by the Company's independent registered public accounting firms, including the adequacy of staffing and compensation;
•	approving nonaudit services;
•	overseeing management's relationship with the Company's independent registered public accounting firms;
•	overseeing management's implementation and maintenance of effective systems of internal and disclosure controls; and
•	reviewing the Company's internal audit program.

The Audit Committee reviews the financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for performing an audit in accordance with standards of the United States Public Company Accounting Oversight Board to obtain reasonable assurance that the consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States of America. During fiscal year 2006, the Audit Committee met six times with management and the independent registered public accounting firm and discussed the interim financial information contained in each quarterly earnings rep ort prior to public release.

In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also discussed with management and the independent registered public accounting firm the quality and adequacy of the Company's internal controls and the requirements of the Sarbanes-Oxley Act of 2002. The Audit Committee discussed with management the process used to support the certifications of the Chief Executive Officer and Chief Financial Officer that are required in periodic reports filed by the Company with the SEC. The Audit Committee reviewed with the independent registered public accounting firm their audit plans, audit scope, and identification of audit risks. The Audit Committee engaged the independent registered public accounting firm and approved auditor services and fees, including audit, audit-related and nonaudit fees.

The Audit Committee discussed and reviewed with the independent registered public accounting firm all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees,” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the consolidated financial statements.

The Audit Committee reviewed with management and the independent registered public accounting firm the audited financial statements as of and for the fiscal year ended June 30, 2006. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles in the United States of America and the Audit Committee has reviewed and discussed the consolidated financial statements with management, the internal auditor and the independent registered public accounting firm.

Based on the above-mentioned reviews and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors (and the Board agreed) that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2006, for filing with the SEC.

AUDIT COMMITTEE William J. Ketelhut, Chairman Florence I. Metz Stephen Rabinowitz

Independent Registered Public Accounting Firm Fees. The following table presents aggregate fees for professional audit services rendered by Grant Thornton LLP, our Independent Registered Public Accounting Firm, for the fiscal years ended June 30, 2006 and 2005 and fees billed for other services rendered by Grant Thornton during those periods.

	2006	2005
Audit Fees(1)	$1,173,000	$1,591,000
Audit-Related Fees(2)	–	–
Tax Fees(3)	6,000	–
All Other Fees(4)	–	–
Total Fees	$1,179,000	$1,591,000

(1)

Audit Fees — These are fees for professional services performed by Grant Thornton for the audit of our annual financial statements and review of financial statements included in our 10-Q filings, and services that are normally provided in connection with statutory and regulatory filings or engagements.

(2)

Audit-Related Fees — These are fees for the assurance and related services performed by Grant Thornton that are reasonably related to the performance of the audit or review of our financial statements.

(3)	Tax Fees — These are fees for professional services performed by Grant Thornton with respect to tax compliance, tax advice and tax planning.
(4)	All Other Fees — These are fees for permissible work performed by Grant Thornton that does not meet the above categories.

During fiscal year 2006, the Audit Committee approved all audit and nonaudit services provided to us by Grant Thornton prior to management engaging Grant Thornton for that purpose. The Committee’s current practice is to consider for pre-approval annually all audit and nonaudit services proposed to be provided by our independent registered public accounting firm for the fiscal year. In accordance with the Committee’s current policy, additional fees related to audit services proposed to be provided within the scope of the approved engagement may be approved by management, so long as the fees for such additional services are consistent with historical experience, and are reported to the Audit Committee at the next regularly scheduled Committee meeting. Additional fees for other proposed audit-related or nonaudit services (not within the scope of the approved engagemen t) may be considered and, if appropriate, approved by the Chairman of the Audit Committee if such additional fees constitute five percent or less of the approved budget, otherwise the Audit Committee must approve all additional audit related and nonaudit services to be performed by the independent registered public accounting firm. The Audit Committee has considered that the provision of nonaudit services rendered by Grant Thornton was compatible with maintaining Grant Thornton's independence.

ITEM NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Grant Thornton LLP currently serves as ECD's independent registered public accounting firm. The Audit Committee has appointed Grant Thornton to serve as independent registered public accounting firm to conduct an audit of ECD’s consolidated financial statements for the fiscal year ending June 30, 2007 and to perform audit-related services. Such services include review of periodic reports and registration statements filed by the Company with the Securities and Exchange Commission and consultation in connection with various accounting and financial reporting matters. Grant Thornton may also perform limited nonaudit services for ECD.

The Board of Directors has directed that the appointment of Grant Thornton be submitted to the stockholders for ratification. The affirmative vote of a majority of the votes cast at the Meeting will be required to ratify such appointment. In the event that the stockholders do not ratify the selection of Grant Thornton as independent registered public accounting firm, the Audit Committee and the Board of Directors will reconsider the appointment.

Representatives of Grant Thornton will be present at the Meeting and available to respond to appropriate questions. They will also be given the opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007.

ITEM NO. 3

APPROVAL OF 2006 STOCK INCENTIVE PLAN

We are asking our stockholders to approve the Energy Conversion Devices, Inc. 2006 Stock Incentive Plan (the “Plan”). In order to attract and retain officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents, the Compensation Committee of the Board of Directors has adopted the Plan, subject to the approval of our stockholders.

GENERAL

The purposes of the Plan are (1) to align the interests of our stockholders and recipients of awards by increasing the recipients’ proprietary interest in our growth and success, (2) to advance our interests by attracting and retaining officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents and (3) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

The Plan permits us to grant stock options, including nonqualified and incentive options, stock appreciation rights, restricted stock, restricted stock units (“RSUs”) performance shares and performance units to officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents of the Company and its subsidiaries.

Persons deemed to be our affiliates, i.e., persons who directly or indirectly through one or more intermediaries, control, are controlled by, or are under common control with, us, must resell securities acquired under the Plan pursuant to a registration statement under the Securities Act of 1933 and the related rules and regulations, Rule 144 under the Securities Act or an applicable exemption under the Securities Act.

We are the issuer of the securities offered pursuant to the Plan. The common shares, par value $0.01 per share, we issue under the Plan may be either our authorized and unissued or reacquired common shares. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Internal Revenue Code of 1986.

The Plan was approved by the Compensation Committee of our Board of Directors on September 25, 2006. If the Plan is approved by our stockholders, we will not grant any additional options under our 2000 Non-Qualified Stock Option Plan. A total of 925,337 shares remained available for grant under the 2000 Non-Qualified Stock Option Plan as of the Record Date.

As of ____________, 2006, the closing sales price of our common shares was $____.

APPROVAL OF THE PLAN

Stockholder approval of the Plan requires the approval by a majority of the votes cast by the holders of common shares at the meeting and entitled to vote on the action. Abstentions, withheld votes and broker non-votes will not be deemed votes cast in determining approval of this proposal, but will be counted in determining the number of common shares present or represented by proxy in determining whether a quorum is present. We do not intend to place the proposed Plan into effect unless approval is obtained at the meeting, and such approval is sought, in part, to exempt the awards of equity incentives under the Plan from the provisions of Section 162(m) of the Internal Revenue Code of 1986 and in order to comply with the stockholder approval requirements for securities traded on the Nasdaq Stock Market.

The following is a summary of the Plan, which is qualified in its entirety by reference to the full text of the Plan, which is set forth on Exhibit A to this Proxy Statement.

ADMINISTRATION; PLAN PARTICIPANTS

The Compensation Committee of the Board of Directors or such other committee of independent directors as may be designated by the Board of Directors or the Board of Directors itself (the “Committee”) will administer the Plan. The Plan authorizes the Committee to interpret the Plan, to make rules relating to the Plan, and to make all other determinations that the Committee believes are necessary to administer the Plan. To the extent permitted by applicable law, the Committee may delegate some or all of its power and authority to administer the Plan to our chief executive officer or any other of our executive officers. The persons administering the Plan are entitled to indemnification and reimbursement by us in respect of claims, loss, damage or expense to the full extent permitted by law, except as otherwise may be provided under our Articles of Incorporation or bylaws, and under directors’ and officers’ liability insurance.

Officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents of the Company and its subsidiaries are eligible to participate in the Plan. Approximately 25 officers, 719 other employees, six non-employee directors, and no consultants and advisors are currently eligible to participate in our existing equity incentive plans, many of whom have been granted stock options under our plans or independent of our plans. The Committee, in its discretion, will choose participants in the Plan from and among those officers, other employees, non-employee directors, consultants, advisors, independent contractors and agents of the Company and its subsidiaries. No determination has yet been made with respect to participants in the Plan. The Committee will select the participants to be granted awards and determine the type and terms and conditions of awards.

AMENDMENT OR TERMINATION OF THE PLAN

The Plan may be terminated at any time by our Board of Directors. Unless sooner terminated, the Plan will terminate ten years after it was adopted by our Board of Directors. No awards may be granted after termination of the Plan, but termination of the Plan will not affect the validity of any award outstanding on the date of termination.

The Board of Directors may amend the Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Internal Revenue Code. No amendment may impair any award which has been granted under the Plan without the consent of the holder.

MAXIMUM AWARDS

Awards may be granted for a maximum of 1,000,000 common shares. Any shares subject to any award granted under the Plan that are forfeited or subject to termination of an award will become available for future awards under the Plan, but shares subject to any award that are not delivered due to the settlement of such award in cash, and any shares that are delivered to us by a participant or withheld from delivery to a participant for purposes of paying the exercise price or tax withholding obligations with respect to an award granted under the Plan, will not become available for future awards under the Plan. In addition, shares repurchased by the Company using stock option proceeds and stock appreciation rights settled in common shares will not be available for future awards under the Plan. To the extent necessary for an award to be exempt from the deduction limits under Section 162(m) of the Internal Revenue Code of 1986, as discussed below, the maximum number of shares subject to options, stock appreciation rights or other awards under the Plan granted to any individual during any calendar year may not exceed 100,000 shares. The total fair market value (determined at the time an incentive option is granted) of shares for which incentive options are exercisable for the first time by any individual during any calendar year cannot exceed $100,000.

The Committee will appropriately adjust the number of shares which may be made the subject of new awards or are then subject to outstanding awards, the option price of each outstanding stock option, and the aggregate number of shares available at any time under the Plan to reflect such events as a stock split, stock dividend, or other extraordinary corporate event.

AWARDS

Awards granted under the Plan will be evidenced by a written agreement between us and each participant, which will be in accordance with the Plan and may contain restrictions and limitations that do not violate the terms of the Plan. The Committee may grant a participant one or more of the following awards or any combination of them.

Stock Options.

The Committee may grant incentive options, meeting the definition of "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, or nonqualified options not meeting that definition, or any combination of incentive and nonqualified options. The exercise price for options may not be less than 100% (110% in the case of an incentive option granted to a participant owning more than 10% of our voting shares) of the fair market value of our common shares on the grant date. Incentive options may only be granted to our employees or employees of any of our subsidiaries in which we own directly or indirectly 50% or more of the combined voting power of all classes of its stock.

Incentive options are generally nontransferable by a participant other than by will or the laws of descent and distribution and stock options will be exercisable, during the lifetime of the participant, only by the participant. However, the Committee may allow in an award agreement for the transfer of a nonqualified option.

The Committee will determine the conditions to the exercisability of each option and the terms relating to the exercise or cancellation of an option upon a termination of employment or service, but no option shall vest in less than four years, with no more than 40% of the option vesting in the first year following the award, no more than a total of 60% of the option vesting by the end of the second year following the award and no more than a total of 80% of the option vesting by the end of the third year following the award. Each option will be exercisable for no more than ten years after its date of grant, except that an incentive option granted to a participant owning more than 10% of our voting shares will be exercisable for no more than five years after its date of grant.

Upon exercise of an option, the purchase price may be paid in cash, by delivery of previously owned common shares or, to the extent permitted by law, under a cashless exercise program with a brokerage firm.

The Committee will not amend or replace previously granted options in a transaction that constitutes a “repricing” under the Nasdaq Global Market Marketplace Rules without the approval of our stockholders.

Stock Appreciation Rights.

Stock appreciation rights entitle a participant to receive upon exercise an amount equal to the number of common shares subject to the award multiplied by the excess of the fair market value of a common share at the time of exercise over the grant price per common share. Stock appreciation rights granted to participant may relate to a specific option granted under the Plan (a tandem stock appreciation right), but may also be granted without relation to an option (a free-standing stock appreciation right).

A free-standing stock appreciation right may be granted by the Committee at any time and will become exercisable as determined by the Committee. The initial value per common share of a free-standing stock appreciation right will be determined at the time of grant by the Committee, but will not be less than the fair market value of a common share on the grant date.

A tandem stock appreciation right related to a non-qualified stock option may be granted at the same time the option is granted or at any time prior to the exercise, termination or expiration of the option. A tandem stock appreciation right related to an incentive stock option must be granted at the same time the option is granted. A tandem stock appreciation right will be exercisable only when the related option is exercisable, will be forfeited when the related option is forfeited and may expire no later than the expiration of the related option.

Restricted Stock Awards and RSUs.

The Committee may grant restricted stock or RSUs to a participant. RSUs are rights that entitle the holder to receive, upon vesting, one common share (which may be a share of restricted stock) or cash in an amount equal to the fair market value of one common share. Restricted stock and RSUs are nontransferable and will have an established restriction period that may differ for each participant and with respect to all or any portion of the same award. An award of restricted stock or RSUs will be subject to the participant’s continued employment or service during the restriction period, which must be at least three years in duration. Participants are entitled to all dividend and voting rights with respect to restricted stock. A participant will have no stock ownership interest as a result of being granted RSUs, but the Committee may allow a participant to receive dividend equivalents on such units.

At the expiration of the restriction period, (1) with respect to restricted stock, we will reissue stock certificates to the participant or the legal representative of the participant’s estate without a legend, and (2) with respect to RSUs, we will pay a participant an amount equal to the fair market value of that number of shares to which such RSU relates. The amount paid with respect to an RSU may be paid in cash, common shares (including restricted stock), or any combination, and may be paid currently or on a deferred basis with provision for the payment or crediting of a dividend equivalent. All of the terms relating to the termination of a restriction period, or the forfeiture and cancellation of a restricted stock award or RSU upon a termination of employment or service, whether by reason of disability, retirement, death or any other reason, will be determined by the Committee.

Performance Shares and Performance Units.

The Plan authorizes awards of common shares and units, the vesting of which is contingent upon the achievement of specified performance goals. A performance share is any right to receive the fair market value of a common share that is contingent on the achievement of one or more performance goals during a specified period. A performance unit is the right to receive a designated dollar amount that is contingent on the achievement of such performance goals. The performance goals to be achieved during any performance period, the length of such performance period and the proportion of payments, if any, to be made for performance between the minimum and full performance levels for any performance goal, will be determined by the Committee in its discretion.

The Committee may designate certain awards, including awards of performance shares and performance units, as qualifying performance-based awards within the meaning of Section 162(m) of the Code, in which case the award must be conditioned on the achievement of performance goals in a specified period based upon one or more of the following objective criteria, as described in the Plan: specified levels of stock price; market share; sales; revenues; earnings before interest, taxes, depreciation and amortization; earnings per share; return on equity; total stockholders’ return; costs; net income; margins; free cash flow; return on investment; and strategic or operational measures, such as program milestones, safety, quality, cost, technology and efficiency, of the Company, a subsidiary, or a division or unit of the Company or a subsidiary for or within which the participant is primarily employed.

CHANGE IN CONTROL

For purposes of the Plan, we would undergo a change in control in the event of certain acquisitions of 40% or more of our common shares, a change in a majority of the Board of Directors, or the consummation of a reorganization, merger or consolidation or sale or disposition of all or substantially all of our assets (unless, among other conditions, our stockholders receive 60% or more of the stock of the surviving company) or the consummation of our liquidation or dissolution. Unless otherwise specified in the agreement relating to an award, in the Committee’s discretion, either (1) (a) each restricted stock award and RSU and performance share award will be cancelled in exchange for a cash payment for each share subject to the award in an amount equal to the highest price paid to our stockholders in connection with the change in control, or the fair market value per common share on the date of the change in control, whichever is greater, and (b) each outstanding option will be cancelled in exchange for a cash payment for each share subject to the award in an amount equal to the excess, if any, of the amount determined as described in clause (a) over the applicable exercise price of the option, or (2) all restricted stock and RSUs will become fully vested, all outstanding options will become fully exercisable and an appropriate number of shares, if any, received by our stockholders in any such transaction will be substituted for our common shares subject to outstanding options and other awards, and an appropriate adjustment will be made to any applicable exercise price.

FEDERAL INCOME TAX CONSEQUENCES

The rules governing the tax treatment of stock options, restricted stock awards and RSUs are quite technical. Therefore, the description of the tax consequences set forth below is necessarily general in nature and does not purport to be complete. Also, the statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the tax consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws.

Stock Options.

Incentive options granted pursuant to the Plan are intended to qualify as “Incentive Stock Options” within the meaning of Section 422 of the Internal Revenue Code of 1986. If the participant makes no disposition of the shares acquired pursuant to exercise of an incentive option within one year after the transfer of the shares to such participant or within two years from the grant of the option, the participant will realize no taxable income as a result of the grant or exercise of such option (except for purposes of the alternative minimum tax upon the exercise of such option), and any gain or loss that is subsequently realized may be treated as long-term capital gain or loss, as the case may be. Under these circumstances, we will not be entitled to a deduction for federal income tax purposes with respect to either the grant of such incentive options or the transfer of shares upon their exercise.

If incentive option shares are disposed of prior to the expiration of these time periods, the participant will recognize ordinary income in the year in which the disqualifying disposition occurs, the amount of which will generally be the lesser of (1) the excess of the market value of the shares on the date of exercise over the option price, or (2) the gain recognized on such disposition. In general, this amount will be deductible by us for federal income tax purposes in the same year, as long as the amount constitutes reasonable compensation. In addition, the excess, if any, of the amount realized on a disqualifying disposition over the market value of the shares on the date of exercise will be treated as capital gain.

A participant who acquires shares by exercise of a nonqualified option generally realizes as taxable ordinary income, at the time of exercise, the excess of the fair market value of the shares on the date of exercise over the exercise price. In general, this amount will be deductible by us in the same year, as long as the amount constitutes reasonable compensation and we satisfy federal income tax withholding requirements. Subsequent appreciation or decline in the value of the shares on the sale or other disposition of the shares will generally be treated as capital gain or loss.

Restricted Stock Awards.

A participant who is granted a restricted stock award under the Plan is not required to include the value of the shares subject to such award in ordinary income until the first time the participant’s rights in the shares are transferable or are not subject to substantial risk of forfeiture, whichever occurs earlier, unless the participant timely files an election under Section 83(b) of the Internal Revenue Code of 1986 to be taxed on the receipt of the shares. In either case, the amount of income will equal the fair market value of the shares at the time the income is recognized. We will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, at the same time the participant recognizes such income, as long as the amount constitutes reasonable compensation and we satisfy federal income tax withholding requirements.

RSUs.

A participant who is granted an RSU will generally not recognize any income upon the grant of the award. The participant will generally recognize as ordinary income an amount equal to the amount of any cash received and the fair market value of any shares transferred to the participant upon the vesting of such award. We will ordinarily be entitled to a deduction, in the amount of the ordinary income recognized by the participant, at the same time the participant recognizes such income, as long as the amount constitutes reasonable compensation and we satisfy federal income tax withholding requirements.

Other Awards.

In the case of other awards, the participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any common shares received on the date of payment or the date of delivery of the underlying common shares, although the taxable event may be delayed if there is receipt of property, title to which has not vested in the recipient. We will generally be entitled to a corresponding tax deduction.

Section 162(m).

Section 162(m) of the Code denies a deduction to any publicly-held corporation for compensation paid to the following employees in a taxable year to the extent such compensation exceeds $1 million: our chief executive officer and our four highest compensated executive officers (other than our chief executive officer). Compensation attributable to awards under the Plan to a covered employee, alone or when combined with other types of compensation received by the covered employee from us, may cause this limitation to be exceeded in any particular year. Certain types of compensation, however, including so-called “performance-based compensation,” are disregarded for purposes of the deduction limitation.

Withholding Payments.

If, upon the grant, release of restrictions or settlement of or in respect of an award, or upon any other event or transaction under or relating to the Plan, we must pay amounts for federal income or employment tax withholding, the Committee will determine whether we appropriately reduce the amount of stock, cash or other property to be paid to the participant or whether the participant must pay such amount to us to enable us to pay or to reimburse us for paying such income or employment tax withholding. We may permit withholding taxes to be paid by the participant in cash, by delivery of previously owned common shares, by withholding common shares or, to the extent permitted by law, under a cashless exercise program with a brokerage firm.

Compensation attributable to stock options having an exercise price not less than the fair market value of our common shares on the grant date may qualify as performance-based compensation under the Plan.

Section 409A

A new provision, Section 409A, was added to the Code at the end of 2004 by the American Job Creation Act of 2004. Section 409A makes significant changes to the tax treatment of certain types of deferred compensation. Failure to comply with the requirements of Section 409A results in current income of amounts deferred, along with interest and a significant tax penalty. Certain types of equity-based compensation are exempt from Section 409A. We intend to operate the Plan so that all grants under the Plan are exempt from Section 409A. The tax discussion above assumes that the Plan is in fact operating in this manner.

The foregoing general tax discussion is intended for the information of stockholders considering how to vote with respect to this proposal and not as tax guidance to participants in the Plan. Different tax rules may apply to specific participants and transactions under the Plan, and participants are strongly urged to consult their own tax advisors regarding the federal, state, local and any other tax consequences to them of participating in the Plan.

ACCOUNTING TREATMENT

Restricted stock awards and RSUs will require a charge against our earnings representing the value of any benefit conferred, which may vary based upon the terms of the award and will be spread over any applicable restricted period.

Statement of Financial Accounting Standards No. 123 (revised), “Share Based Payment,” requires that compensation costs related to share-based payment transactions, including stock options and RSUs, be recognized in the financial statements at their fair value on the date of grant spread over any applicable vesting period.

NEW PLAN BENEFITS

If the stockholders do not approve the Plan, any awards granted under the Plan will be void. The actual amounts that would be awarded under the Plan, including the actual benefits or amounts that would be received by or allocated to executive officers, directors, and non-executive officer employees, cannot be determined at this time because awards are not determined by an objective formula under the Plan. Similarly, the benefits or amounts that would have been awarded to executive officers, directors, and non-executive officer employees during fiscal 2004, if the Plan had been in effect, are not determinable.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE 2006 STOCK INCENTIVE PLAN.

ITEM NO. 4

PROPOSAL TO AMEND ECD’S CERTIFICATE OF INCORPORATION

The Board of Directors has approved, subject to stockholder approval, an amendment to ECD’s Restated Certificate of Incorporation to (1) increase the number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares, and (2) eliminate the Class A and Class B Common Stock. The affirmative vote of a majority of the shares entitled to vote at the Meeting is required to approve this amendment.

ECD’s Restated Certificate of Incorporation presently authorizes 50,000,000 million shares of Common Stock, plus 500,000 shares of Class A Common Stock and 430,000 shares of Class B Common Stock. All outstanding shares of Class A Common Stock and Class B Common Stock were converted into common stock on September 30, 2005 and are not available for reissuance. Accordingly, as of September 29, 2006, there were 7,286,621 shares of common stock neither issued nor reserved for issuance. The Board believes that this number of shares of common stock is insufficient to provide ECD the needed flexibility to conduct its business and plan for future events, including issuances of common stock for such general corporate purposes as stock splits, stock dividends, incentive awards, acquisitions and other similar transactions. Furthermore, the Board believes that it is appropriate to e liminate the Class A and Class B Common Stock since shares of these classes are no longer available for issuance according to the rights and preference of these classes set forth in ECD’s Restated Certificate of Incorporation.

If this amendment is approved by ECD’s stockholders, Article Fourth of ECD’s Certificate of Incorporation would be amended and restated in its entirety to read as follows:

FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is 100,000,000 shares of Common Stock of a par value of one cent ($.01) per share.

The additional authorized shares of ECD common stock, if and when issued, would be part of the existing class of ECD common stock and would have the same rights and privileges as the shares of ECD common stock presently issued and outstanding. Although the additional shares of common stock would not have any effect on the rights and privileges of ECD’s existing stockholders, the issuance of additional shares of common stock, other than in connection with a stock split or stock dividend, may dilute the voting power of existing stockholders. In addition, the issuance of additional shares of common stock may decrease earnings and the book value attributable to shares presently issued and outstanding.

In addition, the availability of additional authorized but unissued shares of common stock could have an anti-takeover effect, and the new shares of common stock could be issued without stockholder approval to oppose a hostile takeover attempt or delay or prevent changes in control or management. ECD is not aware of any pending or proposed effort to obtain control of ECD or to change ECD’s management.

If the amendment to ECD’s Restated Certificate of Incorporation is approved, it will become effective upon its filing with the Delaware Secretary of State, which will occur as soon as reasonably practicable after approval. No changes will be made in the respective rights and privileges pertaining to the outstanding shares of common stock upon the filing of the amendment to ECD’s Certificate of Incorporation.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE AMENDMENT OF ECD’S RESTATED CERTIFICATE OF INCORPORATION.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Equity Compensation Plan Information

The following table sets forth aggregate information regarding grants under all equity compensation plans of ECD as of September 29, 2006.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in 1st column)
Equity compensation plans approved by security holders(1)	1,344,518		$ 19.65	940,337
Equity compensation plans not approved by security holders	922,159	(2)(3)	$ 15.62	(2)(3)
Total	2,266,677		$ 18.01	940,337

(1)	These plans consist of the 1995 Non-Qualified Stock Option Plan and 2000 Non-Qualified Stock Option Plan.
(2)

Of the 952,159 shares issuable upon exercise, options to acquire 391,294 shares and 260,865 shares were issued to Mr. and Dr. Ovshinsky, respectively, pursuant to Stock Option Agreements dated November 1993, as amended in November 1995, which provided for periodic antidilution protection adjustments based on changes in the number of outstanding shares of ECD Common Stock. In June 2005, the Stock Option Agreements were further amended by deleting the antidilution protection adjustment provisions. No further options will be granted under the Stock Option Agreements. Upon the death of Dr. Ovshinsky on August 16, 2006, and pursuant to the terms of the Stock Option Agreement, Dr. Ovshinsky’s 260,865 shares were transferred to her estate.

(3)

Of the 952,159 shares issuable upon exercise, options to acquire 300,000 shares were issued to Mr. Robert Stempel pursuant to a Stock Option Agreement dated January 15, 1999. There are no securities available for future issuance under this Stock Option Agreement.

Security Ownership of Certain Beneficial Owners and Management

Directors and Executive Officers. The following table sets forth, as of September 29, 2006 information concerning the beneficial ownership of Common Stock by each director and executive officer and for all directors and executive officers of the Company as a group. All shares are owned directly except as otherwise indicated.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Class(2)
Robert C. Stempel	961,404	(3)	2.43%
Stanford R. Ovshinsky	736,954	(4)	1.86%
Robert I. Frey	4,628	(5)	*
William J. Ketelhut	7,628	(6)	*
Florence I. Metz	11,033	(7)	*
Pasquale Pistorio	–
Stephen Rabinowitz	6,628	(8)	*
George A. Schreiber, Jr.	1,000		*
Nancy M. Bacon	119,015	(9)	*
Jay B. Knoll	200		*
Sanjeev Kumar	–
James R. Metzger	63,474	(10)	*
All executive officers and directors as a group (12 persons)	1,911,964		4.74%

*	Less than 1%.
(1)

Under the rules and regulations of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within sixty days, whether through the exercise of options or warrants or through the conversion of another security.

(2)

Under the rules and regulations of the Securities and Exchange Commission, shares of Common Stock issuable upon exercise of options and warrants or upon conversion of securities which are deemed to be beneficially owned by the holder thereof (see Note (1) above) are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(3)	Includes 435,000 shares represented by options exercisable within 60 days.
(4)	Includes 571,294 shares represented by options exercisable within 60 days.

(5)	Includes 3,000 shares represented by options exercisable within 60 days.
(6)	Includes 3,000 shares represented by options exercisable within 60 days.
(7)	Includes 1,000 shares represented by options exercisable within 60 days.
(8)	Includes 3,000 shares represented by options exercisable within 60 days.
(9)	Includes 91,000 shares represented by options exercisable within 60 days.
(10)	Includes 50,000 shares represented by options exercisable within 60 days.

Principal Shareholders. The following table sets forth, to the knowledge of the Company, the beneficial holders of more than 5% of the Company's Common Stock (see footnotes for calculation used to determine "percentage of class" category):

Name and Address of Beneficial Holder	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
FMR Corp. (2) 82 Devonshire Street, E31C Boston, Massachusetts 02109	3,559,330	9.61%

(1)

Under the rules and regulations of the SEC, shares of Common Stock issuable upon exercise of options and warrants or upon conversion of securities which are deemed to be beneficially owned by the holder thereof are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(2)

The Company has relied upon information contained in filings with the SEC. Based upon a Schedule 13G filed by FMR Corp. on March 10, 2006, FMR Corp. has sole power to dispose or to direct the disposition of such shares. Sole power to vote the shares of Common Stock beneficially owned by FMR Corp. resides in the respective boards of trustees of the funds that have invested in the shares.

EXECUTIVE OFFICERS

The executive officers of ECD are as follows:

Name	Age	Office	Served as an Executive Officer or Director Since
Robert C. Stempel	73	Chairman of the Board, Chief Executive Officer and Director	1995
Stanford R. Ovshinsky	83	President, Chief Scientist and Technologies and Director	1960(1)
James R. Metzger	59	Executive Vice President and Chief Operating Officer	2000
Nancy M. Bacon	60	Senior Vice President	1976
Sanjeev Kumar	42	Vice President and Chief Financial Officer	2006
Jay B. Knoll	43	Vice President and General Counsel	2006

(1)	The predecessor of ECD was originally founded in 1960. The present corporation was incorporated in 1964 and is the successor by merger of the predecessor corporation.

Mr. Metzger joined ECD as Vice Chairman in November 2002. He was named ECD’s Chief Operating Officer in February 2003 and Executive Vice President in February 2004 with responsibility for the day-to-day operations of ECD. He served on ECD’s Board of Directors from July 2000 – February 2004. Prior to his retirement from Texaco on March 1, 2002 following the merger of Chevron and Texaco on October 9, 2001, he was Vice President and Chief Technology Officer at Texaco Inc.

Mrs. Bacon joined ECD in 1976 as Vice President of Finance and Treasurer and was named Senior Vice President in 1993. She served on ECD’s Board of Directors from November 1977 – February 2004.

Mr. Kumar joined ECD in June 2006. Prior to joining ECD, he spent about nine years with Occidental Petroleum Corporation in a variety of positions. Most recently, he was the CFO for Rutherford Chemicals, a New Jersey-based company owned by a private equity firm. Previously, Mr. Kumar was the CFO for Rhodia Inc. in New Jersey. His experience in the field of energy includes entrepreneurial activities in fuel cell technology.

Mr. Knoll joined ECD in June 2006. Prior to joining ECD, he was Vice President, General Counsel and Corporate Secretary of Collins & Aikman Corporation. Mr. Knoll has held positions at Lear Corporation, Covisint LLC, Visteon Corporation, and Detroit Diesel Corporation. Collins & Aikman filed for bankruptcy in May 2005.

COMPLIANCE WITH SECTION 16(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers to file with the Securities and Exchange Commission reports of ownership and changes in ownership with respect to the securities of the Company and its affiliates and to furnish copies of these reports to the Company. Based on a review of these reports and written representations from the Company’s directors and officers regarding the necessity of filing a report, the Company believes that during fiscal year ended June 30, 2006, all filing requirements were met on a timely basis.

EXECUTIVE COMPENSATION

The following table sets forth the compensation paid to ECD’s Chief Executive Officer and the next four most highly compensated executive officers for the fiscal years ended June 30, 2006, 2005 and 2004.

SUMMARY COMPENSATION TABLE

	Annual Compensation			Long-Term Compensation Awards
Name and Principal Position	Fiscal Year(1)	Salary(2)	Bonus	Securities Underlying Options (#)	All Other Compensation(3)
Robert C. Stempel Chairman and Chief Executive Officer	2006 2005 2004	$ 320,773 $ 270,005 $ 275,776		6,056 — —	$ 5,438 $ 5,438 $ 5,778
Stanford R. Ovshinsky President and Chief Scientist and Technologist	2006 2005 2004	$ 358,110 (4) $ 331,219 $ 338,295	$ 676,150 (5)	— 160,198 (6) 66,391 (7)	$ 8,400 $ 8,200 $ 8,000
Iris M. Ovshinsky(8) Vice President	2006 2005 2004	$ 306,528 $ 283,504 $ 289,564		— 105,132 (6) 44,261 (7)	$ 13,962 $ 13,762 $ 13,562
James R. Metzger Executive Vice President and Chief Operating Officer	2006 2005 2004	$ 351,186 (9) $ 290,280 (9) $ 279,347 (9)		5,192 — 25,000	$ 8,400 $ 8,200 $ 6,069
Nancy M. Bacon Senior Vice President	2006 2005 2004	$ 291,933 $ 270,005 $ 275,776		— 10,000 —	$ 10,876 $ 10,522 $ 10,322

(1)	ECD's fiscal year is July 1 to June 30.
(2)	Amounts shown include compensation deferred under ECD's 401(k) Plan.

(3)

"All Other Compensation" is comprised of (i) contributions made by ECD to the accounts of each of the named executive officers under ECD's 401(k) Plan with respect to each of the calendar years ended December 31, 2005, 2004 and 2003, respectively, as follows: Mr. Ovshinsky $8,400, $8,200 and $8,000; Dr. Ovshinsky $$8,400, $8,200 and $8,000; Mr. Metzger $8,400, $8,200 and $6,069; Mrs. Bacon $8,400, $8,200, $8,000; and (ii) the dollar value of any life insurance premiums paid by ECD in the fiscal years ended June 30, 2006, 2005 and 2004 with respect to term-life insurance for the benefit of each of the named executives as follows: Mr. Stempel $5,438 (2006 and 2005) and $5,778 (2004); Mr. Ovshinsky $0 (for all three years); Dr. Ovshinsky $5,562 (all three years); Mrs. Bacon $2,476 (2006 and $2,322 (2005 and 2004). Under the 401(k) Plan, which is a qualified defined-contribution plan, ECD makes matching contributions periodically on behalf of the participants. Effective October 2000, the Board of Directors approved employer matching contributions in the amount of 100% of the first 2% and 50% of the next 4% of each such participant's deferred compensation. These matching contributions were limited to 4% of a participant's salary, up to $210,000 for calendar year 2005, $205,000 for calendar year 2004, and up to $200,000 for calendar year 2003. Mr. Stempel does not participate in the Company’s 401(k) Plan.

(4)

Includes compensation from ECD’s subsidiary, Ovonic Battery Company, Inc. Mr. Ovshinsky has an executive employment agreement with Ovonic Battery which provides for an annual salary of not less than $150,000.

(5)

Mr. Ovshinsky’s executive employment agreement with Ovonic Battery provides for an annual bonus equal to 1% of the operating income of Ovonic Battery. Accordingly, Mr. Ovshinsky received $676,150 in bonus based upon Ovonic Battery's financial results for fiscal year 2005.

(6)

Of the stock options issued to Mr. and Dr. Ovshinsky in the amount of 160,198 shares and 105,132 shares, respectively, 60,198 shares (Mr. Ovshinsky) and 40,132 shares (Dr. Ovshinsky) were issued pursuant to Stock Option Agreements dated November 1993, as amended in November 1995, which provided for periodic antidilution protection adjustments based on changes in the number of outstanding shares of ECD Common Stock. In June 2005, these agreements were further amended by deleting the antidilution protection adjustment provision. No further options will be granted under these agreements. In consideration of the agreement by Mr. and Dr. Ovshinsky to such amendment, the Compensation Committee approved the grant of options to Mr. Ovshinsky (100,000 shares) and Dr. Ovshinsky (65,000 shares) under the Company's 2000 Non-Qualified Stock Option Plan.

(7)	Dr. Ovshinsky passed away on August 16, 2006. Under the term of our stock option plans, her options were transferred to her estate.
(8)	Includes reimbursed expenses for travel and lodging imputed as income to Mr. Metzger of $59,238 in 2006, $46,121 in 2005 and $69,967 in 2004.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth all options granted to the named executive officers during the fiscal year ended June 30, 2006.

	Individual Grants
Name	Number of Securities Underlying Options Granted ( # )	Percent of Total Options Granted to Employees in Fiscal Year	Exercise of Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)

					5%	10%
Robert C. Stempel	6,056	16.48%	$ 42.72	5/18/2016	$ 162,702	$ 412,320
James R. Metzger	5,192	14.13%	$ 42.72	5/18/2016	$ 139,490	$ 353,495

(1)

The potential realizable value amounts shown illustrate the values that might be realized upon exercise immediately prior to the expiration of their term using 5% and 10% appreciation rates as required to be used in this table by the SEC, compounded annually, and are not intended to forecast possible future appreciation, if any, of ECD's stock price. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or termination of the options following termination of employment.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND

FISCAL YEAR END OPTION VALUES

The following table sets forth all stock options exercised by the named executives during the fiscal year ended June 30, 2006, and the number and value of unexercised options held by the named executive officers at June 30, 2006.

Name	Shares Acquired on Exercise ( # )	Value Realized ( $ )		Number of Securities Underlying Unexercised Options at June 30, 2006 Exercisable/Unexercisable			Value of Unexercised In-the-Money Options at June 30, 2006 Exercisable/Unexercisable
Robert C. Stempel(1)	100,000	$2,576,625	(2)	457,000	/	14,056	$10,262,810	/	$208,240
Stanford R. Ovshinsky(3)	136,794	$5,246,669	(4)	563,294	/	68,000	$6,427,206	/	$1,063,240
Iris M. Ovshinsky(5)	81,778	$3,136,506	(6)	376,865	/	44,000	$4,893,067	/	$685,900
James R. Metzger(7)	5,000	$174,950	(6)	40,000	/	20,192	$953,450	/	$392,600
Nancy M. Bacon(8)	43,000	$1,234,755	(9)	82,000	/	12,000	$1,245,440	/	$274,260

(1)	Mr. Stempel’s exercisable and unexercisable options are exercisable at a weighted average price of $13.97 and $24.33 per share, respectively.
(2)	Of the $2,576,625 value realized, approximately $1,041,732 was used to cover withholding taxes associated with the exercise. Mr. Stempel retained 25,000 of the 100,000 shares acquired.
(3)	Mr. Ovshinsky's exercisable and unexercisable options are exercisable at a weighted average price of $18.49 and $20.79 per share, respectively.
(4)	Of the $5,246,669 value realized, $2,018,802 was used to cover withholding taxes associated with the exercise.
(5)	Dr. Ovshinsky's exercisable and unexercisable options are exercisable at a weighted average price of $18.51 and $20.84 per share, respectively.
(6)	Of the $3,136,506 value realized, $1,167,980 was used to cover withholding taxes associated with the exercise.
(7)	Mr. Metzger's exercisable and unexercisable options are exercisable at a weighted average price of $12.59 and $18.60 per share, respectively.
(8)	Mrs. Bacon's exercisable and unexercisable options are exercisable at a weighted average price of $21.24 and $13.58 per share, respectively.
(9)	Of the $1,234,755 value realized, approximately $438,941 was used to cover withholding taxes associated with the exercise. Mrs. Bacon retained 3,000 of the 43,000 shares acquired.

EMPLOYMENT AGREEMENTS

On January 15, 1999, we entered into an Executive Employment Agreement with Robert C. Stempel and a Restricted Stock Agreement awarding Mr. Stempel 430,000 shares of Class B Common Stock. Under the provisions of our Articles of Incorporation, the Class B Common Stock was automatically converted to Common Stock on September 30, 2005. The Executive Employment Agreement, which provided for Mr. Stempel to serve as our Executive Director for a term ending September 30, 2005, was amended in October 2000 to extend the term of his employment until September 30, 2010. The Executive Employment Agreement is automatically renewable for successive one-year terms after the initial term, unless terminated by either Mr. Stempel or ECD by giving written notice of termination at least 120 days in advance of the renewal date. Mr. Stempel was named Chief Executive Officer in February 2004.

During the term of his employment, Mr. Stempel will be entitled to receive an annual salary as determined by the Board of Directors from time to time. The Executive Employment Agreement also provides for discretionary bonuses based on Mr. Stempel's individual performance and our financial performance. Mr. Stempel is also entitled to receive nonwage benefits of the type provided generally by us to our senior executive officers.

The Executive Employment Agreement permits Mr. Stempel to retire as one of our officers and employees and will permit him to resign his employment at any time in the event he becomes subject to any mental or physical disability which, in the good faith determination of Mr. Stempel, materially impairs his ability to perform his regular duties as our officer. The Executive Employment Agreement permits us to terminate Mr. Stempel's employment upon the occurrence of certain defined events, including the material breach by Mr. Stempel of certain noncompetition and confidentiality covenants contained in the Executive Employment Agreement, his conviction of certain criminal acts or his gross dereliction or malfeasance of his duties as one of our officers and employees (other than as a result of his death or mental or physical disability).

Mr. Stempel's entitlement to compensation and benefits under the Executive Employment Agreement will cease effective upon the date of the termination of his employment.

On September 2, 1993, Mr. Ovshinsky entered into separate employment agreements with each of ECD and Ovonic Battery in order to clearly define his duties and compensation arrangements and to provide to each company the benefits of his management efforts and future inventions. The initial term of each employment agreement was six years. The agreements are automatically renewable for successive one-year terms unless terminated by Mr. Ovshinsky or ECD or Ovonic Battery by giving notice of termination 120 days in advance of the renewal date.

In June 2005, Mr. Ovshinsky's Executive Employment Agreements with ECD and Ovonic Battery were amended to provide for ECD and Ovonic Battery to have the benefits of Mr. Ovshinsky's services as a consultant following the termination of his active employment for consulting fees equal to 50% of the salary payable to Mr. Ovshinsky at the date of the termination of his active employment and for Mr. Ovshinsky to retire at any time during his services as a consultant and receive retirement benefits equal to the consulting fees for the remainder of his life.

Mr. Ovshinsky's employment agreement with ECD provides for an annual salary of not less than $100,000, while his agreement with Ovonic Battery provides for an annual salary of not less than $150,000. Both agreements provide for annual increases to reflect increases in the cost of living, discretionary annual increases and an annual bonus equal to 1% of our pretax income (excluding Ovonic Battery) and 1% of the operating income of Ovonic Battery. Accordingly, Mr. Ovshinsky received $676,150 in bonus based upon Ovonic Battery's financial results for fiscal year 2005.

Mr. Ovshinsky's employment agreement with Ovonic Battery additionally contains a power of attorney and proxy from ECD providing Mr. Ovshinsky with the right to vote the shares of Ovonic Battery held by ECD following a change in control of ECD. For purposes of the agreement, change in control means (i) any sale, lease, exchange or other transfer of all or substantially all of our assets; (ii) the approval by our stockholders of any plan or proposal of our liquidation or dissolution; (iii) the consummation of any consolidation or merger of ECD in which we are not the surviving or continuing corporation; (iv) the acquisition by any person of 30% or more of the combined voting power of our then outstanding securities having the right to vote for the election of directors; (v) changes in the constitution of the majority of our Board of Directors; (vi) the holders of our Class A Common Stock ceasing to be entitled to exercise their preferential voting rights other than as provided in our charter and (vii) bankruptcy.

Pursuant to his employment agreement with Ovonic Battery, Mr. Ovshinsky was granted stock options to purchase 186 shares of Ovonic Battery's common stock, exercisable at a price of $16,129 per share, representing approximately 6% of Ovonic Battery's outstanding common stock.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee is responsible for establishing compensation policies which govern the overall compensation of the executive officers of the Company and its wholly and/or majority owned subsidiaries and the Company’s directors. No member of the Compensation Committee is a current or former officer or employee of ECD or any of its subsidiaries. The Committee meets several times during the year to review and approve management's recommendation regarding stock options and compensation.

Compensation of Executive Officers

The Compensation Committee considers ECD's financial position and other factors in determining the compensation of executive officers. These factors include remaining competitive within the relevant hiring market – whether scientific, managerial or otherwise – so as to enable ECD to attract and retain high quality employees, and, where appropriate, linking a component of compensation to the performance of the Common Stock, such as by a granting of stock option or similar equity-based compensation, to instill ownership thinking and align the employees' and stockholders' objectives. ECD has been successful at recruiting, retaining and motivating executives who are highly talented, performance-focused and entrepreneurial.

Salary

Salary is paid for ongoing performance. In light of cost-containment initiatives, ECD instituted a salary freeze for all ECD and Ovonic Battery employees in August 2003. Additionally, senior executives voluntarily reduced their salaries by 10 percent effective

September 1, 2003. In February 2006, the Compensation Committee restored the annual salary of these executives to the level prior to the voluntary reduction.

Short-Term Incentives

The Company recently adopted an annual incentive compensation plan for management to provide an additional tool to reward past financial performance and the achievement of goals considered important to our future. Under the plan, management may receive annual incentive compensation, which is generally measured as a percentage of salary, if certain financial and operational performance measures established by the Compensation Committee are met. The performance measures may include earnings, EBITDA, asset turnover, revenues, return on equity, return on invested capital, net income, cash flow, market share, sales growth, increase in customer base, capacity utilization, environmental health and safety, diversity and quality. The annual incentive compensation plan is effective for the current fiscal year, and awards under the plan will be payable for this fiscal year (assuming applicable performance measures are met) in the first quarter of next fiscal year.

Long-Term Incentives

The Company recently adopted a long-term incentive plan for senior management to provide substantial at-risk compensation components and to align the interests of our senior management with those of our stockholders. Under this plan, the Compensation Committee will have the flexibility to establish performance measures for various types of stock-based awards, including options and restricted stock. The stock-based awards will be issued under the 2006 Stock Incentive Plan, which the Compensation Committee has approved, subject to stockholder approval. No awards have been granted under this plan.

In fiscal year 2006, stock options were granted to Messrs. Stempel and Metzger (see Option Grants in Last Fiscal Year – for the number of stock options granted).

Chief Executive Officer Compensation

Mr. Stempel was named Chief Executive Officer in February 2004 by the Board of Directors. In January 1999, he entered into an Executive Employment Agreement with ECD. The Executive Employment Agreement, which provides that Mr. Stempel serve as an executive of ECD for a term ending until September 30, 2010 (see Management — Employment Agreements – for the terms and conditions governing Mr. Stempel's employment).

In February 2006, the Compensation Committee of the Board of Directors restored the annual salary of Mr. Stempel to the level prior to the voluntary 10% reduction of August 2003. Additionally, the Compensation Committee increased his annual salary from $300,000 to $375,000.

COMPENSATION COMMITTEE

Florence I. Metz, Chairwoman
Robert I. Frey

PERFORMANCE GRAPH

The line graph below compares the cumulative total stockholder return on ECD’s Common Stock over a five-year period with the return on the NASDAQ Stock Market - U.S. Index and the Russell 2000 Index.

The total return with respect to NASDAQ Stock Market - U.S. Index and the Russell 2000 Index assumes that $100 was invested on June 30, 2001, including reinvestment of dividends.

We have not paid any cash dividends in the past and do not expect to pay any in the foreseeable future.

The Report of the Compensation Committee on Executive Compensation and the Performance Graph are not deemed to be filed with the SEC under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, or incorporated by reference in any documents so filed.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On September 2, 1993, Stanford R. Ovshinsky, President and Chief Scientist and Technologist, entered into an Executive Employment Agreement (the “Agreement”) with Ovonic Battery in order to clearly define his duties and compensation arrangements and to provide Ovonic Battery the benefits of his management efforts and future inventions. The initial term of the Agreement was six years. The Agreement is automatically renewable for successive one-year terms unless terminated by Mr. Ovshinsky or Ovonic Battery by giving notice of termination 120 days in advance of the renewal date.

In June 2005, Mr. Ovshinsky's Agreement with Ovonic Battery was amended to provide for Ovonic Battery to have the benefits of Mr. Ovshinsky's services as a consultant following the termination of his active employment for consulting fees equal to 50% of the salary payable to Mr. Ovshinsky at the date of the termination of his active employment and for Mr. Ovshinsky to retire at any time during his services as a consultant and receive retirement benefits equal to the consulting fees for the remainder of his life.

Mr. Ovshinsky's Agreement with Ovonic Battery provides for an annual salary of not less than $150,000, annual increases to reflect increases in the cost of living, discretionary annual increases and an annual bonus equal to 1% of the operating income of Ovonic Battery. Accordingly, Mr. Ovshinsky received $676,150 in bonus based upon Ovonic Battery's financial results for fiscal year 2005.

Mr. Ovshinsky's Agreement with Ovonic Battery additionally contains a power of attorney and proxy from ECD providing Mr. Ovshinsky with the right to vote the shares of Ovonic Battery held by ECD following a change in control of ECD. For purposes of the agreement, change in control means (i) any sale, lease, exchange or other transfer of all or substantially all of our assets; (ii) the approval by our stockholders of any plan or proposal of our liquidation or dissolution; (iii) the consummation of any consolidation or merger of ECD in which we are not the surviving or continuing corporation; (iv) the acquisition by any person of 30% or more of the combined voting power of our then outstanding securities having the right to vote for the election of directors; (v) changes in the constitution of the majority of our Board of Directors; (vi) the holders of our Class A Common Stoc k ceasing to be entitled to exercise their preferential voting rights other than as provided in our charter and (vii) bankruptcy.

Pursuant to his Agreement with Ovonic Battery, Mr. Ovshinsky was granted a stock option to purchase 186 shares of Ovonic Battery's common stock, exercisable at a price of $16,129 per share, representing approximately 6% of Ovonic Battery's outstanding common stock.

Other Arrangements. Herbert Ovshinsky, Stanford R. Ovshinsky's brother, is employed by ECD as Director of the Production Technology and Machine Building Division working principally in the design of manufacturing equipment. He received $212,705 in salary during the fiscal year ended June 30, 2006.

Benjamin Ovshinsky, Stanford R. Ovshinsky’s son, is employed by ECD as its business representative for the Western United States. He received compensation of $91,689 during the fiscal year ended June 30, 2006.

ADDITIONAL INFORMATION

Cost of Solicitation. The cost of solicitation will be borne by the Company. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies personally or by telephone or other means of communication. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward, at the expense of the Company, copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company also intends to hire Morrow & Co., at an anticipated cost of approximately $6,000 plus out-of-pocket expenses, to assist it in the solicitation of proxies personally, by telephone, or by other me ans.

Other Action at the Meeting. The Company's management, at the time hereof, does not know of any other matter to be presented which is a proper subject for action by the stockholders at the Meeting. If any other matters shall properly come before the Meeting, the shares represented by a properly executed proxy will be voted in accordance with the judgment of the persons named on the proxy.

Annual Report. Our annual report on Form 10-K for the fiscal year 2006 has been mailed to stockholders along with this proxy statement. If you have not received our annual report on Form 10-K, please call Investor Relations at (248) 293-0440 or send us an e-mail at investor.relations@ovonic.com.

Stockholder Proposals for 2007 Annual Meeting.  Any stockholder intending to submit a proposal for inclusion in the proxy statement for the 2007 annual meeting must meet the eligibility and other criteria required under Rule 14a-8 of the Securities Exchange Act of 1934, as amended, which proposal must be in writing and delivered to the Company's Secretary at the Company's principal executive offices at 2956 Waterview Drive, Rochester Hills, Michigan 48309, no later than June 19, 2007 in order to be considered timely. Written notice of stockholder proposals (other than proposals for inclusion in the proxy) for consideration at the 2007 annual meeting must be received by the Company's Secretary by September 4, 2007. The 2006 annual meeting is tentatively scheduled to be held on or about November 13, 2007.

Stockholders are urged to send in their proxies without delay.

By Order of the Board of Directors

Ghazaleh Koefod

Corporate Secretary

October 12, 2006

Michigan State University
Management Education Center
811 West Square Lake Road
Troy, MI
(248) 879-2456

N
M-59
E.C.D.
Waterview
Opdyke Rd.
Auburn Rd.
Rochester Rd.
John R Rd.
South Blvd.
Woodward Ave.
Exit 74
M.S.U.
Center
Square Lake Rd.
19 Mile Rd.
Exit 72
Adams Rd.
Long Lake Rd.
18 Mile Rd.
Crooks Rd.
Livernois Rd.
Big Beaver Rd.
16 Mile Rd.
I-75

Energy Conversion Devices, Inc.
Annual Meeting of Stockholders
Thursday, February 20, 2003, 10:00 a.m.

ECVCM-PS-02